                               Filed with the Securities and Exchange Commission
                                                             on January 11, 1999
                                                       Registration No._________

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              DSP TECHNOLOGY INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          Delaware                                      94-2832651
--------------------------------           ------------------------------------
  (State or other jurisdiction            (I.R.S. employer identification no.)
of incorporation or organization)

                                48500 Kato Road
                               Fremont, CA 94538
             ----------------------------------------------------
             (Address of principal executive offices)  (Zip code)

                              DSP TECHNOLOGY INC.
                  1991 STOCK OPTION PLAN AND INDIVIDUAL STOCK
                   OPTION AGREEMENTS WITH MICHAEL FORD, NEIL
                    BERKMAN, ROBERT JACOBS, DOUGLAS HAJJAR,
                        JOSEPH ROMANO AND KIRK THOMPSON
                  -------------------------------------------
                           (Full title of the plans)

                             Jose M. Millares, Jr.
        Vice President, Finance, Chief Financial Officer and Secretary
                              DSP Technology Inc.
                                48500 Kato Road
                               Fremont, CA 94538
        --------------------------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (510) 657-7555

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended

------------------------------------------------------------------------------------------------------
                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
     Title of                             Proposed maximum     Proposed maximum
 Securities to be      Amount to be        offering price     aggregate offering        Amount of
 registered/1/         registered/2/        per share/3/           price/3/         registration fee
------------------------------------------------------------------------------------------------------
1991 Stock Option Plan
----------------------
Common Stock                    211,000              $6.75          $   1,424,250
Par Value $0.001

Stock Option Agreements with Michael Ford
-----------------------------------------
Common Stock                      3,000              $7.9375        $   23,812.50
Par Value $0.001
                                  3,000              $  5.50        $      16,500

Stock Option Agreement with Neil Berkman
----------------------------------------
Common Stock                      5,000              $  7.75        $      38,750
Par Value $0.001

Stock Option Agreement with Robert Jacobs
-----------------------------------------
Common Stock                      5,000              $  7.75        $      38,750
Par Value $0.001

Stock Option Agreement with Douglas Hajjar
------------------------------------------
Common Stock                      3,000              $7.9375        $   23,812.50
Par Value $0.001

Stock Option Agreement with Joseph Romano
-----------------------------------------
Common Stock                      6,000              $ 5.688        $      34,128
Par Value $0.001

Stock Option Agreement with Kirk Thompson
-----------------------------------------
Common Stock                     20,000              $  7.00        $     140,000
Par Value $0.001

TOTALS                          256,000                             $1,749,003.00        $   483.72

-----------------------------------------------
/1/ The securities to be registered include options to acquire Common Stock.

/2/ Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

/3/ Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. With respect to shares subject to outstanding but unexercised options, the price is computed on the basis of the weighted average exercise price. As to the remaining shares, the price is based upon the average of the high and low prices of the Common Stock on January 5, 1999, as reported on the Nasdaq National Market.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          DSP Technology Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended January 31, 1998 as filed with the Securities and Exchange Commission on April 21, 1998.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Inapplicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the

Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

          Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by under Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

          Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.   Exemption From Registration Claimed
          -----------------------------------

          Inapplicable.

Item 8.   Exhibits
          --------

          See Exhibit Index.

Item 9.   Undertakings
          ------------

          (a)  Rule 415 Offering
               -----------------

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  Filing incorporating subsequent Exchange Act documents by
               ---------------------------------------------------------
reference
---------

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h)  Request for acceleration of effective date or filing of
               -------------------------------------------------------
registration statement on Form S-8
----------------------------------

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on January 5, 1999.


                                    DSP Technology Inc.

                                    By: /s/ Jose M. Millares, Jr.
                                        ---------------------------------------
                                                 Jose M. Millares, Jr.
                                       Vice President, Finance, Chief Financial
                                                 Officer and Secretary

                        SIGNATURES AND POWER OF ATTORNEY
                        --------------------------------

     The officers and directors of DSP Technology Inc. whose signatures appear below, hereby constitute and appoint F. Gil Troutman, Jr. and Jose M. Millares, Jr. and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature                                           Title                         Date
-----------------------------------  -----------------------------------  ---------------------

/s/ F. Gil Troutman, Jr.             President, Chief Executive Officer       1/5/99
-----------------------------------  and Director
F. Gil Troutman, Jr.                 (Principal Executive Officer)

/s/ Jose M. Millares, Jr.            Vice President, Finance, Chief           1/5/99
-----------------------------------  Financial Officer and Secretary
Jose M. Millares, Jr.                (Principal Financial and
                                     Accounting Officer)

/s/ Howard O. Painter                Director and Chairman of the             1/6/99
-----------------------------------  Board
Howard O. Painter

/s/ Michael A. Ford                  Director                                 1/6/99
-----------------------------------
Michael A. Ford

                                     Director                             ________________
-----------------------------------
J. Scott Kamsler

                                 EXHIBIT INDEX
                                 -------------

  3.1 Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 18, 1997 (No. 0-13677)

  3.2 Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 18, 1997 (No. 0-13677)

    5  Opinion re legality

 23.1  Consent of Counsel (included in Exhibit 5)

 23.2  Consent of Grant Thornton LLP

   24 Power of Attorney (included in signature pages to this registration statement)